Exhibit 99.1

Praetorian Acquisition Corp. Announces the Pricing of $220,000,000 Initial Public Offering

Miami, FL, January 22, 2026 — Praetorian Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 22,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, January 23, 2026, under the ticker symbol “PTORU.” Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “PTOR” and “PTORW,” respectively. The offering is expected to close on January 26, 2026, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but is focused on completing a business combination with an attractive target business in a traditional sector that can be transformed through the application of automation and artificial intelligence.

The Company’s management team is led by Justin Di Rezze M.D., its Chief Executive Officer, and Peter Ondishin, its Chief Financial Officer, who are both members of the Board of Directors of the Company (the “Board”). In addition, the Board includes Nicole Seligman, Alex Elias and Erica Dorfman.

Clear Street LLC is acting as sole book-running manager for the offering. Reed Smith LLP is serving as legal counsel to the Company and Walkers (Cayman) LLP is serving as Cayman Island counsel to the Company. DLA Piper LLP (US) is serving as legal counsel to the underwriters.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Clear Street LLC, 4 World Trade Center, 150 Greenwich Street, Floor 45, New York NY 10007, or by email at ECM@clearstreet.io or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the Company’s securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on January 22, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated, or that the Company will ultimately complete a business combination transaction.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Praetorian Acquisition Corp.

Justin Di Rezze M.D., Chief Executive Officer

jpd@direzzefamilyoffice.com